Exhibit 99.1

Senseonics Announces Commencement of $80 Million Public Offering of Common Stock and Pre-Funded Warrants

GERMANTOWN, MD – (GLOBE NEWSWIRE) – April 30, 2026 – Senseonics Holdings, Inc. (NASDAQ: SENS), a medical technology company focused on the development, manufacturing and commercialization of long-term, implantable continuous glucose monitoring (CGM) systems for people with diabetes, today announced that it has commenced an underwritten public offering, subject to market and other conditions, to issue and sell shares of its common stock and, to certain investors, pre-funded warrants to purchase its common stock in lieu thereof. In connection with the proposed offering, Senseonics also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the total number of shares offered in the public offering. All of the securities to be sold in the proposed offering will be offered by Senseonics. The pre-funded warrants will not be listed on any securities exchange.

TD Cowen and Barclays are acting as joint book-running managers and Mizuho and Lake Street are acting as bookrunners for the proposed offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

The proposed offering is being made pursuant to a “shelf” registration statement on Form S-3, including a base prospectus (File No. 333-289306) that was originally filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025 and became effective on August 18, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained, when available, by contacting TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at TDManualrequest@broadridge.com; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (888) 603-5847, or by email at barclaysprospectus@broadridge.com.

Senseonics intends to use the net proceeds from the public offering to fund the ongoing launch of Eversense 365 and continued development of pipeline products, as well as for working capital and general corporate purposes.

Before investing in the offering, you should read the preliminary prospectus supplement and related prospectus for the offering, including the documents incorporated by reference therein, that Senseonics has filed with the SEC. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Senseonics

Senseonics Holdings, Inc. ("Senseonics") is a medical technology company focused on the development, manufacturing and commercialization of glucose monitoring products designed to transform lives in the global diabetes community with differentiated, long-term implantable glucose management technology. Senseonics' CGM systems Eversense® 365 and Eversense® E3 include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user's smartphone.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding, among other things, the size of the proposed offering; Senseonics’ expectations about the completion and timing of the proposed offering and anticipated use of proceeds from the proposed offering; and Senseonics’ expectations with respect to granting the underwriters a 30-day option to purchase additional shares. The words “expects,” “potential,” “proposed,” “may,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to Senseonics’ inability, or the inability of underwriters, to satisfy the conditions to closing for the proposed offering; uncertainties relating to the current economic environment, market and other conditions; and other risks and uncertainties that are described in the Risk Factors section of Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026, and other filings Senseonics makes with the SEC from time to time. The events and circumstances discussed in such forward-looking statements may not occur, and Senseonics’ actual results could differ materially and adversely from those anticipated or implied thereby. Any forward-looking statements contained in this press release speak only as of the date hereof, and Senseonics expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

INVESTOR CONTACT:
Jeremy Feffer
LifeSci Advisors
investors@senseonics.com